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                                                                   EXHIBIT 5.01
                                 Letterhead of


                              BUCHANAN INGERSOLL

                           PROFESSIONAL CORPORATION

                                   Attorneys

                                                 One Oxford Centre
                                                 301 Grant Street, 20th Floor
                                                 Pittsburgh, PA 15219-1410

                                                 Telephone: 412-562-8800
                                                 Fax: 412-562-1041

                              September 29, 1998

Adelphia Communications Corporation
Main at Water Street
Coudersport, PA 16915

Dear Sirs:

  We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation ("Adelphia", the "Company" or the "Registrant"), in connection with the proposed exchange (the "Exchange") by the Company of 8 1/8% Series B Senior Notes Due 2003 ("New Notes") for an equal principal amount of its outstanding 8 1/8% Senior Notes Due 2003 ("Old Notes").

  In connection with the proposed Exchange, we have examined the Company's Certificate of Incorporation and Bylaws, as presently in effect, the Company's relevant corporate proceedings, the draft Registration Statement on Form S-4 covering the proposed Exchange (the "Registration Statement"), including the Prospectus filed as a part of the Registration Statement, the Indenture dated July 2, 1998, in respect of the Old Notes and the New Notes (the "Indenture"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

  We understand that the New Notes are to be issued to the holders of the Old Notes in the Exchange and are to be available for resale by such holders, all in the manner described in the Prospectus, which is a part of the Registration Statement, and in the Indenture.

  Based on the foregoing, we are of the opinion that:

  1. The issuance of the New Notes to the holders of the Old Notes pursuant to the terms of the Exchange and the Indenture have been duly authorized by proper corporate action of the Registrant.

  2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and the New Notes have been duly issued to and exchanged for the Old Notes, all in accordance with the terms of the Exchange, the Indenture and the Registration Statement, such New Notes will be validly issued and will constitute binding obligations of the Registrant, subject, as to enforcement (i) to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally and (ii) to general principles of judicial discretion and equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity or in a bankruptcy proceeding and except that (i) rights to contribution or indemnification may be limited by the laws, rules or regulations of any governmental authority or agency thereof or by public policy and (ii) waivers as to usury, stay or extension laws may be unenforceable).
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  We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to any reference to us in the Prospectus which is a part hereof.

                                          Sincerely,

                                          BUCHANAN INGERSOLL PROFESSIONAL
                                          CORPORATION

                                          By: /s/ Carl E. Rothenberger, Jr.
                                             -----------------------------
                                               Carl E. Rothenberger, Jr.